Exhibit 99.(2)(s)

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints each of Randy A. Stuzin, Brooke A. Fapohunda, Christopher J. Costello, Matthew A. Press, and Christine Y. Sun, with full power to act without the other, as each of the undersigned’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (until revoked in writing) to sign (i) any and all Registration Statements of each Fund enumerated on Exhibit A hereto for which such person serves as a Trustee (including Registration Statements on Forms N-2 and N-14, and any amendments thereto), and to file the same, with all exhibits thereto, and other documents in connection therewith, and other filings with the Securities and Exchange Commission or any state regulatory agency or authority, as appropriate; and (ii) subject to the terms of each Fund’s governing instrument and applicable state laws, any amendment or supplement to the governing instrument of each Fund enumerated on Exhibit A hereto for which such person serves as a Trustee, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this instrument has been signed below by the following persons in the capacities indicated as of July 17, 2024.

Signatures	Title

/s/ Lorraine Hendrickson	Trustee
Lorraine Hendrickson

/s/ John Shaffer	Chair and Trustee
John Shaffer

/s/ Lisa Shalett	Trustee
Lisa Shalett

/s/ Steven F. Rocco	Trustee
Steven F. Rocco

EXHIBIT A

Lord Abbett Credit Opportunities Fund

Lord Abbett Floating Rate High Income Fund

Lord Abbett Flexible Income Fund

Lord Abbett Municipal Opportunities Fund

Lord Abbett Special Situations Income Fund